Monaker Group, Inc. 8-K

Exhibit 99.1

WESTON, FL, Sept. 28, 2018 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- Monaker Group, Inc. (NASDAQ: MKGI)(“Monaker”), a technology leader in the travel and alternative lodging rental/vacation home rental (ALR/VHR) markets, today announced that it has entered into a definitive agreement with institutional investors for a registered direct offering of securities for gross proceeds of approximately $1.9 million. The closing of the offering is expected to take place on or about October 2, 2018, subject to the satisfaction of customary closing conditions.

In connection with the offering, the Company will issue approximately 900,000 registered shares of common stock at a purchase price of $2.10 per share. Additionally, for each share of common stock purchased by an investor, such investor will receive from the Company a registered warrant to purchase 0.8 shares of common stock. The warrants have an exercise price of $2.85 per share and will expire five years from the date of issuance.

Roth Capital Partners served as sole placement agent for the transaction. After the placement agent fees and estimated offering expenses payable by the company, the company expects to receive net proceeds of approximately $1.7 million.

The Company intends to use the net proceeds from the offering for general corporate purposes, including working capital and other general and administrative purposes.

The securities described above are being offered by Monaker Group, Inc. pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission. A prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. In addition, a Form 8-k disclosing the terms of the transaction and including the definitive agreements will be filed with the SEC as well.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Once filed, copies of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained from Roth Capital Partners, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, (800) 678-9147 or by accessing the SEC’s website, www.sec.gov.

About Monaker Group

Monaker Group, Inc. is a technology-driven travel company focused on delivering innovation to the alternative lodging rental (ALR) market. The Monaker Booking Engine (MBE) contracted more than one million instantly bookable vacation rental homes, villas, chalets, apartments, condos, resort residences, and castles. MBE offers travel distributors and agencies an industry first: a customizable, instant-booking platform for alternative lodging.

The company has recently made significant upgrades to all its travel websites including:

-	Expanded ALR inventories and the introduction of a rewards program for Nexttrip.com,
-	Expanded luxury home rentals for ExtraordinaryVacation.com or exvg.com,
-	Expanded tour products for Maupintour.com, and
-	Enhanced business solutions for NextTrip.BIZ.

NextTrip.biz offers customizable business travel booking and management solution for small and medium-sized businesses. Business owners and employees can search for and securely access exclusive discounted pricing across air, hotel/ALR, car, and other ancillary travel services. NextTrip.BIZ can be configured to a company’s particular travel policies, with bookings recorded for easy corporate expense tracking and reporting. Visit www.NextTrip.BIZ to sign up for a free trial.

For more about Monaker Group, visit www.monakergroup.com.

Important Cautions Regarding Forward Looking Statements

This release includes ‘‘forward-looking statements’’ within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinions, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including ‘‘will,’’ ‘‘may,’’ ‘‘expects,’’ ‘‘projects,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimate,’’ ‘‘should,’’ and certain of the other foregoing statements may be deemed forward-looking statements. Although Monaker believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  All forward-looking statements are expressly qualified in their entirety by the “Risk Factors” and other cautionary statements included in Monaker’s annual, quarterly and special reports, proxy statements and other public filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the company’s Annual Report on Form 10-K for the period ended February 28, 2018, which has been filed with the SEC and is available at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the company.

Company Contact:
Monaker Group, Inc.
Richard Marshall

Director of Corporate Development
Tel: (954) 888-9779
Email: rmarshall@monakergroup.com

MKGI Investor Relations Contact:

CMA Investor Relations

Ronald Both or Grant Stude

Tel (949) 432-7557

Email: MKGI@cma.team

Chesapeake Group
Tel: (410) 825-3930
Email: info@chesapeakegp.com